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                        PRELIMINARY PROXY MATERIAL
         FOR INFORMATION OF SECURITIES AND EXCHANGE COMMISSION ONLY

                          KOLL REAL ESTATE GROUP, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY __, 1997


The undersigned hereby authorizes and appoints Messrs. Donald M. Koll and Raymond J. Pacini and each of them, as proxies with full power of substitution in each, to vote all shares of Series A Convertible Preferred Stock of Koll Real Estate Group, Inc. (the "Company") held of record on March __, 1997 by the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on May __, 1997, at _____________________,
Delaware, and at any adjournments or postponements thereof, on all matters that may properly come before said meeting.

This proxy when properly executed will vote (i) as directed on the reverse side, or, in the absence of such direction, this proxy will be voted FOR Proposals 1 and 2 and (ii) in accordance with the judgment of the proxies upon other matters that may properly come before said meeting or any adjournments or postponements thereof.

    PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF
                  MAILED IN THE UNITED STATES.

                                                   (continued on reverse side)

The Board of Directors recommends a vote FOR Proposal 1.

PROPOSAL 1 - Approval and adoption of the Exchange Offer proposal which provides for the exchange by the Company of up to all 12% Senior Subordinated Pay-In-Kind Debentures Due March 15, 2002 ("Senior Debentures") and up to all 12% Subordinated Pay-In-Kind Debentures Due March 15, 2002 outstanding as of March 15, 1997 for shares of the Company's Common Stock equal to 90% of the Company's outstanding Common Stock, on a post-Capital Stock Combination and Reverse Stock Split basis (as described in Proposal 2).

      / /   FOR           / /   AGAINST            / /  ABSTAIN

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 2 - Approval and adoption of the Capital Stock Combination and Reverse Stock Split Proposal which provides for the amendment of Articles Fourth, Fifth and Sixth of the Company's Restated Certificate of Incorporation in order to (i) effect a reclassification and combination of the Company's Class A Common Stock, Class B Common Stock and Series A Convertible Preferred Stock ("Preferred Stock") into one class and series of stock in which each outstanding share of Class A Common Stock will be reclassified to be one (1) share of Common Stock and each outstanding share of Preferred Stock will be reclassified to be one and three quarter (1:75) shares of Common Stock ("Capital Stock Combination") and (ii) immediately following the Capital Stock Combination to effect a reverse stock split


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of each resulting outstanding share of Common Stock on a one for one hundred
(1:100) basis (the "Reverse Stock Split").

        / /  FOR         / / AGAINST           / / ABSTAIN

Signature(s) should correspond exactly with the name(s) as shown above. Where stock is registered jointly in the names of two or more persons, ALL should sign. If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person. When signing in fiduciary or representative capacity (as attorney, corporate officer, etc.), give you full title as such.

EXECUTION OF THIS PROXY BY A STOCKHOLDER WILL REVOKE ANY AND ALL PRIOR PROXIES GIVEN BY SUCH STOCKHOLDER WITH RESPECT TO THE ANNUAL MEETING.



                                     Dated: ___________________, 1997

                                     ______________________________________
                                          Signature(s) of Stockholder(s)

                                     ______________________________________
                                          Signature(s) of Stockholder(s)